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NAVTECH, Inc. and SUBSIDIARIES
EXHIBIT 23
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              CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
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     We consent to the incorporation by reference in Registration Statements No.
333-32648, 333-32656 and 333-58756 of Navtech Inc. on Form S-8 of our report dated December 16, 2004, appearing in this Annual Report on Form 10-KSB of Navtech Inc. for the year ended October 31, 2004.

Deloitte & Touche LLP
Kitchener, Ontario
Canada
December 16, 2004